Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "TRILOGY MULTIFAMILY INCOME & GROWTH HOLDINGS I, LLC", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF JUNE, A.D. 2020, AT 10:19 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

3061751 8100
SR# 20205687605

Authentication: 203107929
Date: 06-15-20

STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Trilogy Multifamily Income & Growth Holdings I, LLC.

2. The Registered Office of the limited liability company in the State of Delaware is located at 1201 N. Orange St., Suite 7044 (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Sorensen Entity Services LLC.

By: [signature]
Authorized Person

Name: Chris Sorensen
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:19 AM 06/15/2020
FILED 10:19 AM 06/15/2020
SR 20205687605 - File Number 3061751